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                                                                   Exhibit 10.35

     This document contains the Terms and Conditions of your stock option award from Reebok International Ltd. These options have been granted pursuant to the 2001 Equity Incentive and Director Deferred Compensation Plan.

                               TERMS & CONDITIONS

     Reebok International Ltd., a Massachusetts company ("Reebok" or the "Company") has granted to an employee of the Company or one of its subsidiaries (the "Employee") a non-statutory option to purchase shares of the Company's common stock (the "Option") under the Company's 2001 Equity Incentive and Director Deferred Compensation Plan (the "Plan"). This Option is subject to the terms of the Plan as well as the specific conditions set forth in this document.

1. EXERCISABILITY OF OPTION. The Option shall become exercisable in three installments (each an "Installment") according to the following schedule and subject to the limitations of Sections 5 and 6:

     A. _____________ percent (__%) of the shares subject to the Option shall become exercisable on the first anniversary of the grant date;

     B. _____________ percent (__%) of the shares subject to the Option shall become exercisable on the second anniversary of the grant date; and

     C. _____________ percent (__%) of the shares subject to the Option shall become exercisable on the third anniversary of the grant date.

     The final date on which any Installment of this Option may be exercised is THE SEVENTH ANNIVERSARY OF THE GRANT DATE (the "Final Exercise Date").

2. EXERCISE OF OPTION. Each election to exercise an Installment of this Option shall be made, as applicable, by Employee, by the executor or administrator of the Employee's estate, by the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution, or by the person or persons appointed to legally represent the Employee if he or she is incapacitated (the "Legal Representative"). The Company shall require payment in full for the equivalent number of shares underlying any exercise of this Option. Payment of the purchase price may be made: (i) in cash or by check, bank draft or money order payable to the order of the Company, (ii) through the delivery of shares of the Company's common stock ("Shares") having a Fair Market Value (as defined in the Plan) on the last business day preceding the date of exercise equal to the purchase price; (iii) by a combination of cash and Shares as provided in clauses (i) and (ii) above; or (iv) by delivery of a properly executed notice with an undertaking by a broker to deliver promptly to the Company the amount of sale proceeds to pay the exercise price. The Management Development and Compensation Committee of the Board of Directors of the Company (the "Committee") or its designees may, in their sole discretion, permit other methods of payment.

     In the event that any Installment of this Option is exercised by a Legal Representative, the Company is under no obligation to deliver shares hereunder unless and until the Company is satisfied as to the authority of the person or persons exercising such installment.

     This Option may not be exercised to any extent after the Final Exercise
Date.

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3.   WITHHOLDING. No shares will be transferred pursuant to the exercise of any
Installment of this Option unless and until the person exercising this Option remits to the Company an amount sufficient to satisfy the minimum federal, state or local withholding tax requirements (including, without limitation, any amount required under FICA), or makes other arrangements satisfactory to the Company with regard to such taxes. The Committee or its designees may, in their discretion, permit the Company's withholding liability with respect to any Installment to be satisfied by delivery of Stock with a fair market value equal to such liability or by withholding from Stock delivered upon exercise of the Installment, Shares with a fair market value equal to the amount of such liability.

4. NON-TRANSFERABILITY OF OPTION. Except as specifically noted below in this paragraph, this Option is not transferable by the Employee other than by will or the laws of descent and distribution and is exercisable during the Employee's lifetime only by the Employee. If the Employee is incapacitated, however, the Legal Representative of the Employee may exercise this Option provided that the Company is satisfied as to the authority of such Legal Representative. Notwithstanding all of the foregoing, the Company will permit the transfer of the Option by the Employee through a gift to any or all of the following: any child, stepchild, grandchild, parent, stepparent, mother-in-law, father-in-law, or spouse of the Employee; any trust in which these persons have more than a fifty percent (50%) beneficial interest; or a foundation in which these persons (or the Employee) control the management of assets. The Company will also permit the retransfer of the Option by any of these permitted transferees back to the Employee.

5. DEATH, DISABILITY OR RETIREMENT. If an Employee's employment with the Company and its subsidiaries is terminated as a result of the Employee's total and permanent disability (as hereafter defined) or death, all previously unvested Installments of this Option shall immediately vest and shall remain exercisable at any time within the following three-year period, ending on the third anniversary of the date of such termination. In no event, however, may this Option be exercised after the Final Exercise Date. For purposes hereof, total and permanent disability shall mean that the Employee is determined by the Company to be totally and permanently disabled as that term is defined by the U.S. Social Security Administration.

     In the event that Employee terminates his or her employment with the Company and its subsidiaries because of the Employee's retirement, all Installments of this Option that are exercisable on the date of such termination will continue to be exercisable for a period of three years from the date of termination (except that in no event may this Option be exercised after the Final Exercise Date) and, except as provided elsewhere herein, all Installments of this Option that are not then exercisable shall be automatically cancelled as of such date of termination. For purposes herein, retirement shall mean the Employee's voluntary termination of his or her employment with the Company or its subsidiaries: (i) at or after age 62, or (ii) at or after age 55, but before age 62, and after completing ten years of continuous employment with the Company or its subsidiaries.

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6.   OTHER TERMINATION OF EMPLOYMENT. If Employee's employment with the Company and its subsidiaries terminates for any reason other than death, total and permanent disability, or retirement, all Installments of this Option that are then exercisable may be exercised by Employee at any time during the ninety (90) day period following the last date of active employment, after which they will be automatically cancelled (except that in no event may this Option be exercised after the Final Exercise Date). Any Installments of this Option that are not then exercisable will automatically be cancelled as of the last date of active employment, provided that, if the Employee (i) is discharged for cause which in the opinion of the Committee casts such discredit on him or her as to justify cancellation of his or her Options, or (ii) in the opinion of the Committee, has violated his or her Non-Competition Agreement with the Company, all of his or her Options shall be cancelled as of the date of the Employee's termination of employment. For purposes herein, employment shall not be considered terminated:
(i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming this Option in a transaction to which section 424(a) of the Code applies.

7. PROVISIONS OF THE PLAN. This Option is subject to the provisions of the Plan, a copy of which is available to Employee at www.benefits.ml.com.


DATED AS OF: DECEMBER 16, 2004
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